UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2023

INNOVATION PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37357	30-0565645
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

301 Edgewater Place - Suite 100 Wakefield, Massachusetts	01880
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 921-4125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act: none

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On December 1, 2023, Alfasigma S.p.A. (“Alfasigma”) notified Innovation Pharmaceuticals Inc. (the “Company”) of its termination without cause of the Exclusive License Agreement between the parties dated July 18, 2019 (the “License Agreement”), which granted Alfasigma the worldwide right to develop, manufacture and commercialize locally-administered Brilacidin for the treatment of ulcerative proctitis/ulcerative proctosigmoiditis (UP/UPS). A description of the License Agreement is set forth in the Current Report on Form 8-K filed by the Company on July 22, 2019 and is incorporated herein by reference. Alfasigma terminated the License Agreement following its decision to discontinue further work under the License Agreement. On December 4, 2023, the parties entered into a mutual release relating to the License Agreement and the Company waived the 60-day notice period for terminations without cause by Alfasigma.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATION PHARMACEUTICALS INC.

Dated: December 5, 2023	By:	/s/ Leo Ehrlich
	Name:	Leo Ehrlich
	Title:	Chief Executive Officer

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